UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2004

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

212-484-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements and Exhibits.

The following exhibit is furnished as part of this report pursuant to Item 9:

Exhibit	Description

99.1	Financial and Statistical Information Updated to Reflect the Company’s Music Segment as a Discontinued Operation, furnished pursuant to Item 9, “Regulation FD Disclosure.”

	Schedule 1:	Business Segment Results and Consolidated Statement of Operations

	Schedule 2:	Revenues

	Schedule 3:	Reconciliation of Adjusted Operating Income Before Depreciation and Amortization to Operating Income (Loss)

	Schedule 4:	Summary of Merger and Restructuring Costs, Impairment of Goodwill and Other Intangible Assets, Gains on Disposition of Assets, Gains (Losses) On Investments, and Other

	Schedule 5:	Key Metrics

	Schedule 6:	Reconciliation of Cash Provided by Operations to Free Cash Flow from Continuing Operations

Item 9.    Regulation FD Disclosure.

Time Warner Inc. (the “Company”) will present its Music segment results as a discontinued operation under generally accepted accounting principles beginning with its 2003 full year and fourth quarter earnings announcement on January 28, 2004. This presentation is based on the Company’s disposal of its interests in its Music segment through the October 24, 2003 sale of Warner Music Group’s (“WMG”) CD and DVD manufacturing and distribution business, as well as the definitive agreement to sell WMG’s recorded music and music publishing operations, which is expected to close shortly. This accounting treatment excludes the Music segment results from the presentation of continuing results for all periods presented.

The Company has furnished as an exhibit to this report historical financial and statistical information through September 30, 2003 updated to reflect the presentation of the Company’s Music segment as a discontinued operation.

The information contained in Item 9 of this report, and in Exhibit 99.1, shall not be deemed to be incorporated by reference into the Company’s filings with the SEC under the Securities Act of 1933.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

	By:	/s/ Wayne H. Pace
	Name:	Wayne H. Pace
	Title:	Executive Vice President and Chief Financial Officer

Date: January 26, 2004

EXHIBIT INDEX

Exhibit	Description

99.1	Financial and Statistical Information Updated to Reflect the Company’s Music Segment as a Discontinued Operation, furnished pursuant to Item 9, “Regulation FD Disclosure.”

	Schedule 1:	Business Segment Results and Consolidated Statement of Operations

	Schedule 2:	Revenues

	Schedule 3:	Reconciliation of Adjusted Operating Income Before Depreciation and Amortization to Operating Income (Loss)

	Schedule 4:	Summary of Merger and Restructuring Costs, Impairment of Goodwill and Other Intangible Assets, Gains on Disposition of Assets, Gains (Losses) On Investments and Other

	Schedule 5:	Key Metrics

	Schedule 6:	Reconciliation of Cash Provided by Operations to Free Cash Flow from Continuing Operations